Exhibit 3.2

AMENDED AND RESTATED BYLAWS

OF

U.S. XPRESS ENTERPRISES, INC.

ARTICLE I
OFFICES

1.                                      Principal Office.  The principal office of the U.S. Xpress Enterprises, Inc. (the “Corporation”) shall be 4080 Jenkins Road, Chattanooga, TN  37421, which initially shall be its known place of business.

2.                                      Other Offices.  The Corporation may also have offices at such other places both within and without the State of Nevada as the Board of Directors may from time to time determine or the business of the Corporation may require.

ARTICLE II
STOCKHOLDERS

1.                                      Annual Meeting.  The annual meeting of the stockholders shall be held at such date and time as the Board of Directors shall determine, for the purpose of electing Directors and for the transaction of such other business as may properly come before the meeting.

2.                                      Special Meetings.  Special meetings of the stockholders may be called for any purpose or purposes at any time by a majority of the Board of Directors, the Chairman of the Board, the Lead Independent Director, the Chief Executive Officer, or the holders of at least ten percent (10%) of the total voting power of the outstanding shares of capital stock of the Corporation then entitled to vote.  If any person(s) other than the Board calls a special meeting, the request shall (a) be in writing, (b) specify the general nature of the business proposed to be transacted, and (c) be delivered personally or sent by registered mail or by facsimile transmission to the Secretary of the Corporation.  Upon receipt of such a request, the Board shall determine the date, time, and place of such special meeting, which must be scheduled to be held on a date that is within ninety (90) days of receipt by the Secretary of the request therefor, and the Secretary of the Corporation shall prepare a proper notice thereof. No business may be transacted at such special meeting other than the business specified in the notice to stockholders of such meeting.

3.                                      Place of Meetings.  Annual and special meetings of the stockholders may be held at such time and place within or without the State of Nevada as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

4.                                      Notice of Meeting.  Written notice stating the place, date and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered to each stockholder of record entitled to vote at such meeting not less than ten (10) nor more than sixty (60) days before the date of the meeting.  Notice may be delivered either personally or by first class, certified or registered mail, postage prepaid, and signed by an officer of the Corporation at the direction of the person or persons calling the meeting.  If mailed, notice shall be deemed to be delivered when mailed to the stockholder at his or her address as it appears on the stock transfer books of the Corporation.  Delivery of any such notice to any officer of a corporation or association, or to any member of a partnership shall constitute delivery of such notice to such corporation, association or partnership.  In the event of the transfer of stock after delivery or mailing of the notice of and prior to the holding of the meeting, it shall not be necessary to deliver or mail notice of the meeting to the transferee.  Notice need not be given of an adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken, provided that such adjournment is for less than thirty (30) days and further provided that a new record date is not fixed for the adjourned meeting, in either of which events, written notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at such meeting.  At any adjourned meeting, any business may be transacted which might have been transacted at the meeting as originally noticed.  A written waiver of notice, whether given before or after the meeting to which it relates, shall be equivalent to the giving of notice of such meeting to the stockholder or stockholders signing such waiver.  Attendance of a stockholder at a meeting shall constitute a waiver of notice of such meeting, except when the stockholder attends for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.

5.                                      Fixing Date for Determination of Stockholders Record.

(a)                                 Meetings.  In order that the Corporation may determine the stockholders entitled to notice of and to vote at any meeting of stockholders or any adjournment thereof, or to receive payment of any dividend or other distribution or allotment of any rights, or to exercise any rights in respect of any other change, conversion, or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix in advance a record date, which shall not be more than sixty (60) nor less than ten (10) days prior to the date of such meeting or such action, as the case may be.  If the Board of Directors has not fixed a record date for determining the stockholders entitled to notice of and to vote at a meeting of stockholders, the record date shall be at the close of business on the day immediately preceding the day on which the notice is given, or if notice is waived, at the close of business on the day immediately preceding the day on which the meeting is held.  A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

(b)                                 Written Consents.  In order that the Corporation may determine the stockholders entitled to express consent to corporate action in writing without a meeting, the Board of Directors may by resolution fix a record date which may not precede, nor be more than ten (10) days after, the date such resolution is adopted by the Board of Directors.  If the Board of Directors has not fixed a record date for determining the stockholders entitled to express consent to corporate action in writing without a meeting, then (i) if no prior action by the Board of Directors is necessary, the record date shall be the day on which the first written consent is expressed by any stockholder, and (ii) if prior action by the Board of Directors is required before the matter is submitted for consideration by the stockholders, the date is at the close of business on the day the Board of Directors adopts the resolution.

6.                                      Record of Stockholders.  The Secretary or other officer having charge of the stock transfer books of the Corporation shall make, or cause to be made, at least ten (10) days before every meeting of stockholders, a complete record of the stockholders entitled to vote at a meeting of stockholders or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares registered in the name of each stockholder.  Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place specified in the notice of the meeting or if not so specified, at the Corporation’s principal place of business.  The list shall also be produced and kept at the time and place of the meeting during the whole time thereof and may be inspected by any stockholder who is present.

7.                                      Quorum and Manner of Acting.  At any meeting of the stockholders, the presence, in person or by proxy, of the holders of a majority of the outstanding stock entitled to vote shall constitute a quorum for the transaction of business except as otherwise provided by the Nevada General Corporation Law or by the Second Amended and Restated Articles of Incorporation of the Corporation, as amended from time to time (the “Articles of Incorporation”).  All shares represented and entitled to vote on any single subject matter which may be brought before the meeting shall be counted for quorum purposes.  Only those shares entitled to vote on a particular subject matter shall be counted for the purpose of voting on that subject matter.  Business may be conducted once a quorum is present and may continue to be conducted until adjournment sine die, notwithstanding the withdrawal or temporary absence of stockholders leaving less than a quorum.  Except as otherwise provided in the Nevada General Corporation Law or the Articles of Incorporation, the affirmative vote of the holders of a majority of the shares of stock then represented at the meeting and entitled to vote thereat shall be the act of the stockholders; provided, however, that if the shares of stock so represented are less than the number required to constitute a quorum, the affirmative vote must be such as would constitute a majority if a quorum were present, except that the affirmative vote of the holders of a majority of the shares of stock then present is sufficient in all cases to adjourn a meeting.

8.                                      Voting of Shares of Stock.  Each stockholder shall be entitled to the number of votes (or corresponding fraction thereof) authorized for shares of such class or series in the Corporation’s Articles of Incorporation or any certificate of designation for such class or series for each share of stock (or fraction thereof) standing in his, her or its name on the books of the Corporation on the record date.  A stockholder may vote either in person or by valid proxy, as defined in Section 12 of this Article II, executed in writing by the stockholder or by his, her or its duly authorized attorney in fact.  Shares of its own stock belonging to the Corporation or to another corporation, if a majority of the shares entitled to vote in the election of directors of such other corporation is held, directly or indirectly, by the Corporation, shall neither be entitled to vote nor counted for quorum purposes; provided, however, that the foregoing shall not limit the right of any corporation to vote stock, including but not limited to its own stock, when held by it in a fiduciary capacity.  Shares of stock standing in the name of another corporation may be voted by such officer, agent or proxy as the bylaws of such other corporation may prescribe or, in the absence of such provision, as the Board of Directors of such other corporation may determine.  Unless demanded by a stockholder present in person or by proxy at any meeting of the stockholders and entitled to vote thereat, or unless so directed by the chairman of the meeting, the vote thereat on any question need not be by ballot.  If such demand or direction is made, a vote by ballot shall be taken, and each ballot shall be signed by the stockholder voting, or by his or her proxy, and shall state the number of shares voted.

9.                                      Organization.  At each meeting of the stockholders, the Chairman of the Board, or, if he or she is absent therefrom or if no Chairman is appointed, the President, or if he or she is absent therefrom, one of the Vice Presidents or, if all are absent therefrom, another officer of the Corporation chosen as chairman of such meeting by stockholders holding a majority of the shares present in person or by proxy and entitled to vote thereat, or, if all the officers of the Corporation are absent therefrom, a stockholder of record so chosen, shall act as chairman of the meeting and preside thereat.  The Secretary, or, if he or she is absent from the meeting or is required pursuant to the provisions of this Section 9 to act as chairman of such meeting, the person (who shall be an Assistant Secretary, if any and if present) whom the chairman of the meeting shall appoint shall act as secretary of the meeting and keep the minutes thereof.

10.                               Order of Business.  The order of business at each meeting of the stockholders shall be determined by the chairman of such meeting, but the order of business may be changed by the vote of stockholders holding a majority of the shares present in person or by proxy at such meeting and entitled to vote thereat.

11.                               No Cumulative Voting.  Stockholders shall not have cumulative voting rights with respect to the election of Directors or for any other purpose.

12.                               Voting by Proxy.   Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may, by an instrument in writing, authorize another person or persons to act for such stockholder by proxy,  In the event that any such instrument in writing shall designate two (2) or more persons to act as proxies, a majority of such persons present at the meeting, or, if only one shall be present, then that one shall have and may exercise all of the powers conferred by such written instrument upon all of the persons so designated unless the instrument shall otherwise provide.  No such proxy shall be valid after the expiration of six (6) months from the date of its execution, unless coupled with an interest or unless the person executing it specifies therein the length of time for which it is to continue in force, which in no case shall exceed seven (7) years from the date of its execution.  Subject to the above, any proxy duly executed is not revoked and continues in full force and effect until an instrument revoking it or a duly executed proxy bearing a later date is filed with the Secretary of the Corporation.

13.                               Action by Stockholders Without a Meeting.  Unless otherwise restricted by the Articles of Incorporation or these Bylaws, any action required or permitted to be taken at a meeting of the stockholders may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, is signed by stockholders holding at least a majority of the voting power (except that if a different proportion of voting power is required for such an action at a meeting, then that proportion of written consents is required) and such consent is filed with the minutes of the proceedings of the stockholders.

14.                               Procedure for Director Nominations.   Only persons nominated in accordance with all of the procedures set forth in the Corporation’s Articles of Incorporation and Amended and Restated Bylaws shall be eligible for election as directors. Nominations of persons for election to the Board of Directors of the Corporation may be made at a meeting of stockholders by or at the direction of the Board of Directors, upon the recommendation of the Governance Committee. Unless otherwise provided in the Articles of Incorporation, directors shall be elected by a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present. In this Section 14 of Article II, “plurality” shall mean that the individuals with the largest number of votes are elected as directors up to the maximum number of directors to be chosen at the election. Votes cast against a candidate are not given legal effect and are not counted as votes cast in an election of directors.

15.                               Advance Notice of Stockholder Proposals and Director Nominations. For any nominations or other business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary and must provide any updates or supplements to such notice at the times and in the forms required by this Section 15 of this Article 2, and any such proposed business (other than the nominations of persons for election to the Board of Directors) must constitute a proper matter for stockholder action. To be timely, a stockholder’s notice shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the ninetieth (90th) day, nor earlier than the close of business on the one hundred twentieth (120th) day, prior to the first anniversary of the preceding year’s annual meeting (provided, however, that in the event that the date of the annual meeting is more than thirty (30) days before or more than seventy (70) days after such anniversary date, notice by the stockholder must be so delivered not earlier than the close of business on the one hundred twentieth (120th) day prior to such annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made by the Corporation). In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above. To be in proper form, such stockholder’s notice must:

(a)                                 As to each person whom the stockholder proposes to nominate for election as a director of the Corporation, set forth (i) all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to and in accordance with Section 14(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder, (ii) such person’s written consent to being named in the proxy statement as a nominee and to serving as a director of the Corporation if elected, and (iii) such other information regarding such person as may reasonably be requested by the Board of Directors in writing prior to the meeting of stockholders at which such candidate’s nomination is to be acted upon in order for the Board of Directors to determine the eligibility of such candidate for nomination to be an independent director of the Corporation in accordance with the Corporation’s Corporate Governance Guidelines adopted by the Board of Directors and as amended from time to time;

(b)                                 As to any other business that the stockholder proposes to bring before the meeting, set forth (i) a brief description of the business desired to be brought before the meeting, (ii) the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend these Amended and Restated Bylaws, the language of the proposed amendment), (iii) the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made, and (iv) any other information relating to such item of business that would be required to be disclosed in a proxy statement or other filing required to be made in connection with the solicitation of proxies in support of the business proposed to be brought before the meeting pursuant to Section 14A of the Exchange Act; and

(c)                                  As to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made, set forth (i) the name and address of such Stockholder, as they appear on the Corporation’s books, and of such beneficial owner, (ii) the class or series and number of shares of stock which are owned beneficially and of record by such stockholder and such beneficial owner, except that such stockholder shall in all events be deemed to beneficially own any shares of any class or series of stock of the Corporation as to which such stockholder has a right to acquire beneficial ownership at any time in the future, (iii) a description of any agreement, arrangement or understanding with respect to the nomination or proposal between or among such stockholder and/or such beneficial owner, any of their respective affiliates or associates, and any others acting in concert with any of the foregoing, including, in the case of a nomination, the nominee, (iv) a description of any agreement, arrangement or understanding (including any derivative or short positions, profit interests, options, warrants, convertible securities, stock appreciation or similar rights, hedging transactions, and borrowed or loaned shares) that has been entered into as of the date of the stockholder’s notice by, or on behalf of, such Stockholder and such beneficial owners, whether or not such instrument or right shall be subject to settlement in underlying shares of stock, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of, such stockholder or such beneficial owner, with respect to securities of the Corporation, (v) a representation that the stockholder is a holder of record of stock entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business or nomination, (vi) a representation whether the stockholder or the beneficial owner, if any, intends or is part of a group which intends (x) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of outstanding stock required to approve or adopt the proposal or elect the nominee and/or (y) otherwise to solicit proxies or votes from stockholders in support of such proposal or nomination, (vii) any material pending or threatened legal proceeding in which such stockholder is a party or material participant involving the Corporation or any of its officers or directors, or any affiliate of the Corporation, (viii) any other material relationship between such stockholder, on the one hand, and the Corporation or any affiliate of the Corporation, on the other hand, and (ix) any other information relating to such stockholder and beneficial owner, if any, required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in an election contest pursuant to and in accordance with Section 14A of the Exchange Act and the rules and regulations promulgated thereunder.

16.                               Irregularities.  All information and/or irregularities in calls, notices of meetings and in the manner of voting, form of proxies, credentials, and method of ascertaining those present, shall be deemed waived if no objection is made at the meeting or if waived in writing.

ARTICLE III
BOARD OF DIRECTORS

1.                                      General Powers.  The property, business and affairs of the Corporation shall be managed by the Board of Directors.

2.                                      Number, Term of Office and Qualifications.  Subject to the requirements of the Nevada General Corporation Law or the Articles of Incorporation, the Board of Directors may from time to time determine the number of Directors. Until the Board of Directors shall otherwise determine, the number of Directors shall be eight (8).   Each director shall hold office for a one-year term until his or her successor is duly elected or until his or her earlier death or resignation or removal in the manner hereinafter provided.  Directors need not be stockholders.

3.                                      Place of Meeting.  The Board of Directors may hold its meetings, either within or without the state of Nevada, at such place or places as it may from time to time by resolution determine or as shall be designated in any notices or waivers of notice thereof.  Any such meeting, whether regular or special, may be held by conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting in such manner shall constitute presence in person at such meeting.

4.                                      Annual Meetings.  As soon as practicable after each annual election of Directors and on the same day, the Board of Directors shall meet for the purpose of organization and the transaction of other business at the place where regular meetings of the Board of Directors are held, and no notice of such meeting shall be necessary in order to legally hold the meeting, provided that a quorum is present.  If such meeting is not held as provided above, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for a special meeting of the Board of Directors, or in the event of waiver of notice as specified in the written waiver of notice.

5.                                      Regular Meetings.  Regular meetings of the Board of Directors may be held without notice at such times as the Board of Directors shall from time to time by resolution determine.

6.                                      Special Meetings;  Notice.  Special meetings of the Board of Directors shall be held, either within or without the state of Nevada, whenever called by the Chairman of the Board, the Lead Independent Director (if any), the Chief Executive Officer, or a majority of the Directors at the time in office.  Notice shall be given, in the manner hereinafter provided, of each such special meeting, which notice shall state the time and place of such meeting, but need not state the purposes thereof.  Except as otherwise provided in Section 9 of this Article III, notice of each such meeting shall be mailed to each Director, addressed to him or her at his or her residence or usual place of business, at least two (2) days before the day on which such meeting is to be held, or shall be sent addressed to him or her at such place by telegraph, cable, wireless or other form of recorded communication or delivered personally or by telephone not later than the day before the day on which such meeting  is to be held.  A written waiver of notice, whether given before or after the meeting to which it relates, shall be equivalent to the giving of notice of such meeting to the Director or Directors signing such waiver.  Attendance of a Director at a special meeting of the Board of Directors shall constitute a waiver of notice of such meeting, except when he or she attends the meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.

7.                                      Quorum and Manner of Acting.  A majority of the whole Board of Directors shall be present in person at any meeting of the Board of Directors in order to constitute a quorum for the transaction of business at such meeting, and except as otherwise specified in these Bylaws, and except also as otherwise expressly provided by the Nevada General Corporation Law, the vote of a majority of the Directors present at any such meeting at which a quorum is present shall be the act of the Board of Directors.  In the absence of a quorum from any such meeting, a majority of the Directors present thereat may adjourn such meeting from time to time to another time or place, without notice other than announcement at the meeting, until a quorum shall be present thereat.  The Directors shall act only as a Board of Directors and the individual Directors shall have no power as such.

8.                                      Organization.  At each meeting of the Board of Directors, the Chairman of the Board, or, if he or she is absent therefrom or if no Chairman is appointed, the Lead Independent Director, or if he or she is absent therefrom, a Director chosen by a majority of the Directors present thereat, shall act as chairman of such meeting and preside thereat.  The Secretary, or if he or she is absent, the person (who shall be an Assistant Secretary, if any and if present) whom the chairman of such meeting shall appoint, shall act as Secretary of such meeting and keep the minutes thereof.

9.                                      Action by Directors Without a Meeting.  Unless otherwise restricted by the Articles of Incorporation or these Bylaws, any action required or permitted to be taken at a meeting of the Board of Directors may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, is signed by all Directors and such consent is filed with the minutes of the proceedings of the Board of Directors.

10.                               Resignations.  Any Director may resign at any time by giving written notice of his or her resignation to the Corporation.  Any such resignation shall take effect at the time specified therein, or if the time when it shall become effective is not specified therein, it shall take effect immediately upon its receipt by the Chairman of the Board, the Chief Executive Officer or the Secretary; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

11.                               Removal.  A director may be removed from the Board of Directors as provided in the Articles of Incorporation.

12.                               Vacancies.  Vacancies and newly created directorships resulting from any increase in the authorized number of Directors elected by all of the stockholders having the right to vote as a single class may be filled by the affirmative vote of a majority of the Directors then in office, although less than a quorum, or by a sole remaining Director.  If at any time, by reason of death or resignation or other cause, the Corporation has no Directors in office, then any officer or any stockholder or an executor, administrator, trustee or guardian of a stockholder, may call a special meeting of stockholders for the purpose of filling vacancies in the Board of Directors.  If one or more Directors shall resign from the Board of Directors, effective at a future date, a majority of the Directors then in office, including those who have so resigned, shall have the power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each Director so chosen shall hold office as provided in this section in the filling of other vacancies.

13.                               Compensation.  The Board of Directors may at any time and from time to time by resolution provide that the Directors may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as Director or both, in either case payable in cash, the Corporation’s stock, or such other form designated by the Board of Directors.  In addition, the Board of Directors may at any time and from time to time by resolution provide that Directors shall be paid their actual expenses, if any, of attendance at each meeting of the Board of Directors.  Nothing in this section shall be construed as precluding any Director from serving the Corporation in any other capacity and receiving compensation therefor, but the Board of Directors may by resolution provide that any Director receiving compensation for his or her services to the Corporation in any other capacity shall not receive additional compensation for his or her services as a Director.

ARTICLE IV
OFFICERS

1.                                      Number.  The Corporation shall have the following officers: a Chairman of the Board of Directors, a Chief Executive Officer, a President, a Secretary, and a Treasurer.  At the discretion of the Board of Directors, the Corporation may also have additional Vice Presidents, one or more Assistant Vice Presidents, one or more Assistant Secretaries, one or more Assistant Treasurers, and such other officers as may be necessary or desirable with titles designated by the Board of Directors.

2.                                      Election and Term of Office.  The officers of the Corporation shall be elected annually by the Board of Directors or at a special meeting of the Board of Directors called for that purpose.  Each such officer shall hold office until his or her successor is duly elected or until his or her earlier death or resignation or removal in the manner hereinafter provided.

3.                                      Agents.  In addition to the officers mentioned in Section 1 of this Article IV, the Board of Directors may appoint such agents as the Board of Directors may deem necessary or advisable, each of which agents hall have such authority and perform such duties as are provided in these Bylaws or as the Board of Directors may from time to time determine.  The Board of Directors may delegate to any officer or to any committee the power to appoint or remove any such agents.

4.                                      Removal.  Any officer may be removed, with or without cause, at any time by resolution adopted by a majority of the whole Board of Directors.

5.                                      Resignations.  Any officer may resign at any time by giving written notice of his or her resignation to the Board of Directors, the Chairman of the Board, the President or the Secretary.  Any such resignation shall take effect at the times specified therein, or, if the time when it shall become effective is not specified therein, it shall take effect immediately upon its receipt by the Board of Directors, the Chairman of the Board, the President or the Secretary; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

6.                                      Vacancies.  A vacancy in any office due to death, resignation, removal, disqualification or any other cause may be filled for the unexpired portion of the term thereof by a majority vote of the Board of Directors.

7.                                      Chairman of the Board.  The Chairman of the Board shall:  (a) preside at all meetings of the stockholders and at all meetings of the Board of Directors; (b) make, or cause to be made, a report of the state of the business of the Corporation at each annual meeting of the stockholders; (c) see that all orders and resolutions of the Board of Directors are carried into effect; (d) have the right to sign, execute and deliver in the name of the Corporation all deeds, mortgages, bonds, contracts or other instruments authorized by the Board of Directors, except in cases where the signing, execution or delivery thereof is expressly delegated by the Board of Directors or by these Bylaws to some other officer or agent of the Corporation or where any of them are required by law otherwise to be signed, executed or delivered; and (e) have the right to cause the corporate seal, if any, to be affixed to any instrument which requires it.  In general, the Chairman of the Board shall perform all duties incident to the office of the Chairman of the Board and such other duties as from time to time may be assigned to him or her by the Board of Directors.  If at any time the Corporation has no Chairman of the Board, the duties and responsibilities designated for such position shall be performed by the Chief Executive Officer, or by an officer of the Corporation designated by the Chief Executive Officer or, in the absence of such designation, designated by the Board of Directors.

8.                                      Chief Executive Officer. The Chief Executive Officer shall be the chief executive officer of the Corporation, shall have executive authority to see that all orders and resolutions of the Board of Directors are carried into effect and shall, subject to the control vested in the Board of Directors by the Nevada General Corporation Law, administer and be responsible for the management of the business and affairs of the Corporation. In the absence of the Chairman of the Board, the Chief Executive Officer shall preside at annual and special meetings of stockholders. The Chief Executive Officer (and such other officer(s) as are authorized by resolution of the Board of Directors) is authorized to sign, execute and acknowledge, on behalf of the Corporation, all deeds, mortgages, bonds, stock certificates, contracts, leases, reports, and all other documents or instruments necessary or proper to be executed in the course of the Corporation’s regular business or which shall be authorized by resolution of the Board of Directors, except where the signing thereof is exclusively delegated to another officer or employee of the Corporation by the Board of Directors; and, except as otherwise provided by law or directed by the Board of Directors, the Chief Executive Officer may authorize the President, any Vice President or other officer or agent of the Corporation to sign, execute and acknowledge such documents or instruments in his or her place and stead. The

Chief Executive Officer shall have the authority, subject to such rules as may be prescribed by the Board of Directors, to appoint such agents and employees of the Corporation as the Chief Executive Officer deems necessary, prescribe their powers, duties, and compensation, and delegate authority to them. Such agents and employees shall hold offices at the discretion of the Chief Executive Officer. In general, the Chief Executive Officer shall have all authority and perform all duties incident to the office of the chief executive officer and such other duties as may be prescribed from time to time by the Board of Directors.

9.                                      President.  The President shall have, subject to the control of the Board of Directors and the Chief Executive Officer, general and active supervision and direction over the business and affairs of the Corporation and over its several officers.  At the request of the Chief Executive Officer, or in case of his or her absence or inability to act, the President shall perform the duties of the Chief Executive Officer and, when so acting, shall have all the powers of, and be subject to all the restrictions upon, the Chief Executive Officer. He or she may sign, with the Secretary or an Assistant Secretary, certificates for stock of the Corporation. He or she may sign, execute and deliver in the name of the Corporation all deeds, mortgages, bonds, contracts or other instruments authorized by the Board of Directors, except in cases where the signing, execution or delivery thereof is expressly delegated by the Board of Directors or by these Bylaws to some other officers or agent of the Corporation or where any of them are required by law otherwise to be signed, executed or delivered, and he may cause the corporate seal, if any, to be affixed to any instrument which requires it.  In general, the President shall perform all duties incident to the office of the President and such other duties as from time to time may be assigned to him or her by the Board of Directors or the Chief Executive Officer.

10.                               Vice President.  The Vice President and any additional Vice Presidents shall have such powers and perform such duties as the Chief Executive Officer, the President, or the Board of Directors may from time to time prescribe and shall perform such other duties as may be prescribed by these Bylaws.  At the request of the Chief Executive Officer or the President, or in case of his or her absence or inability to act, a Vice President so designated by the Board of Directors, shall perform the duties of the President and, when so acting, shall have all the powers of, and be subject to all the restrictions upon, the President.

11.                               Secretary.  The Secretary shall:  (a) record, or cause to be recorded, all the proceedings of the meetings of the stockholders, the Board of Directors and the committees of the Board of Directors, if any, in one or more books kept for that purpose; (b) see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law; (c) be the custodian of all contracts, deeds, documents, all other indicia of title to properties owned by the Corporation and of its other corporate records (except accounting records) and of the corporate seal, if any, and affix such seal to all documents the execution of which on behalf of the Corporation under its seal is authorized and required; (d) sign, if directed by the Board of Directors, with the Chairman of the Board, the Chief Executive Officer, the President, or a Vice President, certificates for stock of the Corporation; (e) have charge, directly or through the transfer clerk or transfer clerks, transfer agent or transfer agents, and registrar or registrars appointed as provided in Section 3 of Article VII of these Bylaws, of the issue, transfer and registration of certificates for stock of the Corporation and of the records thereof, such records to be kept in such manner as to show at any time the amount of the stock of the Corporation issued and outstanding, the manner in which and the time when such stock was paid for, the names, alphabetically arranged, and the addresses of the holders of record thereof, the number of shares held by each, and the time when each became a holder of record; (f) upon request, exhibit or cause to be exhibited at all reasonable times to any Director such records of the issue, transfer and registration of the certificates for stock of the Corporation; (g) see that the books, reports, statements, certificates, and all other documents and records required by law are properly kept and filed; and (h) see that the duties prescribed by Section 6 of Article II of these Bylaws are performed.  In general, the Secretary shall perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to him or her by the Chief Executive Officer, the President or the Board of Directors.

12.                               Treasurer.  If required by the Board of Directors, the Treasurer shall give a bond for the faithful discharge of his or her duties in such sum and with such surety or sureties as the Board of Directors shall determine.  The Treasurer shall:  (a) have charge and custody of, and be responsible for, all funds, securities, notes, and valuable effects of the Corporation; (b) receive and give receipt for monies due and payable to the Corporation from any sources whatsoever; (c) deposit all such monies to the credit of the Corporation or otherwise as the Board of Directors, the Chief Executive Officer or the President shall direct in such banks, trust companies or other depositories as shall be selected in accordance with the provisions of Article VI of these Bylaws; (d) cause such funds to be disbursed by checks or drafts on the authorized depositories of the Corporation signed as provided in Article VI of these Bylaws; (e) be responsible for the accuracy of the amounts of, and cause to be preserved proper vouchers for, all monies so disbursed; (f) have the right to require from time to time reports or statements giving such information as he or she may desire with respect to any and all financial transactions of the Corporation from the officers or agents transacting the same; (g) render to the Chief Executive Officer, the President or the Board of Directors, whenever they, respectively, shall request him or her so to do, an account of the financial condition of the Corporation and of all his or her transactions as Treasurer; (h) sign, if directed by the Board of Directors, with the Chairman of the Board, Chief Executive Officer, the President, or a Vice President, certificates for stock of the Corporation; and (i) upon request, exhibit or cause to be exhibited at all reasonable times the cash books and other records to the Chief Executive Officer, the President or any of the Directors of the Corporation.  In general, the Treasurer shall perform all duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him or her by the Chief Executive Officer, the President or the Board of Directors.

13.                               Assistant and Other Officers.  Any persons elected as assistant officers or other officers shall assist in the performance of the duties of the designated office and such other duties as shall be assigned to them by any Vice President, the Secretary or the Treasurer, as the case may be, or by the Board of Directors, the Chief Executive Officer, or the President.

14.                               Combination of Offices.  Any two of the offices hereinabove enumerated may be held by one and the same person, if such person is so elected or appointed.

15.                               Compensation.  The salaries of all officers and agents of the Corporation shall be fixed by the Board of Directors or any lawful delegee, and no officer shall be prevented from receiving such salary by reason of the fact that he is also a Director of the Corporation.

ARTICLE V

COMMITTEES

1.                                      Authority to Create Committees.  The Board of Directors by resolution adopted by the affirmative vote of a majority of all directors then in office may create one or more committees, appoint members of the Board of Directors to serve on them, and designate other members of the Board of Directors to serve as alternates, which members of the Board of Directors shall have and may exercise between meetings of the Board of Directors all the delegable powers of the Board of Directors to the extent not expressly prohibited by the Nevada General Corporation Law or by resolution of the Board of Directors. Each committee must have one or more members who serve at the pleasure of the Board of Directors. Unless otherwise provided by the Board of Directors, members of the committee shall serve at the pleasure of the Board of Directors.

2.                                      Committees.  In addition to any committees created by the Board of Directors after the date of the adoption of these Bylaws, at any time that any class or series of the Corporation’s capital stock is publicly traded, the Board of Directors shall have the committees provided below in paragraphs (a), (b), and (c) of this Section 2 and from time to time shall appoint to such committees the directors described below in such paragraphs of this Article V.

(a)                                 The Governance Committee shall (i) select individuals to be proposed for nomination as directors of the Corporation, (ii) nominate individuals for election as directors of the Corporation, (iii) establish and nominate directors for appointment to committees of the Board of Directors, (iv) review the performance and qualifications of directors, (v) review and recommend policies to the Board of Directors, (vi) evaluate material risks concerning the Corporation, (vi) understand and determine what constitutes an appropriate level and tolerance of risk for the Corporation, and (vii) perform any other activities delegated to the committee by the Board of Directors or imposed by  applicable laws or regulations. The Governance Committee shall be comprised solely of Independent Directors.

(b)                                 The Compensation Committee shall (i) be responsible for assisting the Board of Directors in discharging its responsibilities relating to establishing and reviewing the compensation of our executive officers, including the Chief Executive Officer, and approving, overseeing, and monitoring our compensation plans, policies, and programs for executive officers, (ii) establishing and reviewing compensation for the Board of Directors, and (iii) performing any other activities delegated to the committee by the Board of Directors or imposed by applicable laws or regulations. The Compensation Committee shall be comprised solely of Independent Directors.

(c)                                  The Audit Committee shall (i) establish the scope of the annual audit of the Corporation, (ii) review the report and comments of its independent auditors, and (iii) performing any other activities delegated to the committee by the Board of Directors or imposed by applicable laws or regulations. The Audit Committee shall be comprised solely of Independent Directors.

3.                                      Meetings.  Regular meetings of each committee may be held without notice on such days and at such places as shall be fixed by resolution adopted by a majority of the members of the committee and communicated to all its members.  Special meetings of a committee shall be held whenever called by the chairman of the committee or a majority of the members thereof then in office.  Notice of each special meeting of a committee shall be given in the manner provided in Section 6 of Article III of these Bylaws for special meetings of the Board of Directors.  Notice of any such meeting of a committee, however, need not be given to any member of the committee if waived by him or her in writing or by telegraph, cable, wireless or other form of recorded communication either before or after the meeting, or if he or she is present at such meeting, except when he or she attends for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.  Subject to the provisions of this Article V, each committee, by resolution adopted by a majority of a whole committee, shall fix its own rules of procedure and it shall keep a record of its proceedings and report them to the Board of Directors at the next regular meeting thereof after such proceedings have been taken.  All such proceedings shall be subject to revision or alteration by the Board of Directors; provided, however, that third parties shall not be prejudiced by any such revision or alteration.

4.                                      Quorum and Manner of Acting.  A majority of each committee shall constitute a quorum for the transaction of business, and, except as specified in Section 3 of this Article V, the act of a majority of those present at a meeting thereof at which a quorum is present shall be the act of the committee.  The members of a committee shall act only as a committee, and the individual members shall have no power as such.

5.                                      Other Committees.  The Board of Directors, by resolution adopted by a majority of the whole Board, may constitute other committees, which shall in each case consist of one or more of the Directors.  The Board of Directors may designate one or more Directors as alternate members of any committee who may replace any absent or disqualified member at any meeting of the committee. Each such committee shall have and may exercise such powers as the Board of Directors may determine and specify in the respective resolutions appointing them; provided, however, that if any committee shall have the power to determine the amounts of the respective fixed salaries of the officers of the Corporation, such committee shall consist of not less than two (2) members and none of its members shall have any vote in the determination of the amount that shall be paid to him or her as a fixed salary.  A majority of all the members of any such committee may fix its rules of procedure, determine its action, and fix the time and place of its meetings and specify what notice thereof, if any, shall be given, unless the Board of Directors shall otherwise by resolution provide.  Each member of a committee must meet the requirements for membership, if any, imposed by applicable law and the rules and regulations of any securities exchange or quotation system on which the securities of the Corporation are listed or quoted for trading.

6.                                      Committee Minutes.  The committees shall keep regular minutes of their proceedings and report the same to the Board of Directors when required.

7.                                      Action by Committees Without a Meeting.  Any action required or permitted to be taken at a meeting of a committee of the Board of Directors may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, is signed by all members of a committee and such consent is filed with the minutes of the proceedings of the committee.

8.                                      Resignations.  Any member of the various committees may resign therefrom at any time by giving written notice of his or her resignation to the Chairman of the Board, the President or the Secretary.  Any such resignation shall take effect at the time specified therein, or if the time when it shall become effective is not specified therein, it shall take effect immediately upon its receipt by the Chairman of the Board, the President, or the Secretary; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

9.                                      Vacancies.  Any vacancy in a committee shall be filled by the vote of a majority of the whole Board of Directors.

10.                               Compensation.  The Board of Directors may at any time and from time to time by resolution provide that committee members shall be paid a fixed sum for attendance at each committee meeting or a stated salary as a committee member in either case payable in cash, the Corporation’s stock, or such other form designated by the Board of Directors.  In addition, the Board of Directors may at any time and from time to time by resolution provide that such committee members shall be paid their actual expenses, if any, of attendance at each committee meeting.  Nothing in this section shall be construed as precluding any committee member from serving the Corporation in any other capacity and receiving compensation therefor, but the Board of Directors may by resolution provide that any committee member receiving compensation for his or her services to the Corporation in any other capacity shall not receive additional compensation for his or her services as a committee member.

11.                               Dissolution of Committees; Removal of Committee Members.  The Board of Directors, by resolution adopted by a majority of the whole Board, may, with or without cause, dissolve any committee, and, with or without cause, remove any member thereof.

ARTICLE VI

MISCELLANEOUS

1.                                      Execution of Contracts.  Except as otherwise required by law or by these Bylaws, any contract or other instrument may be executed and delivered in the name of the Corporation and on its behalf by the Chairman of the Board, the Chief Executive Officer, the President, or any Vice President.  In addition, the Board of Directors may authorize any other officer or officers or agent or agents to execute and deliver any contract or other instrument in the name of the Corporation and on its behalf, and such authority may be general or confined to specific instances as the Board of Directors may by resolution determine.

2.                                      Attestation.  Any Vice President, the Secretary, or any Assistant Secretary may attest the execution of any instrument or document by the Chairman of the Board, the Chief Executive Officer, the President, or any other duly authorized officer or agent of the Corporation and may affix the corporate seal, if any, in witness thereof, but neither such attestation nor the affixing of a corporate seal shall be requisite to the validity of any such document or instrument.

3.                                      Checks, Drafts.  All checks, drafts, orders for the payment of money, bills of lading, warehouse receipts, obligations, bills of exchange, and insurance certificates shall be signed or endorsed (except endorsements for collection for the account of the Corporation or for deposit to its credit, which shall be governed by the provisions of Section 4 of this Article VI) by such officer or officers or agent or agents of the Corporation and in such manner as shall from time to time be determined by resolution of the Board of Directors.

4.                                      Deposits.  All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation or otherwise as the Board of Directors, the Chairman of the Board, the Chief Executive Officer, or the President shall direct in general or special accounts at such banks, trust companies, savings and loan associations, or other depositories as the Board of Directors may select or as may be selected by any officer or officers or agent or agents of the Corporation to whom power in that respect has been delegated by the Board of Directors.  For the purpose of deposit and for the purpose of collection for the account of the Corporation, checks, drafts, and other orders for the payment of money which are payable to the order of the Corporation may be endorsed, assigned, and delivered by any officer or agent of the Corporation.  The Board of Directors may make such special rules and regulations with respect to such accounts, not inconsistent with the provisions of these Bylaws, as it may deem expedient.

5.                                      Proxies in Respect of Stock or Other Securities of Other Corporations.  Unless otherwise provided by resolution adopted by the Board of Directors, the Chairman of the Board, the President, or any Vice President may exercise in the name and on behalf of the Corporation the powers and rights which the Corporation may have as the holder of stock or other securities in any other corporation, including without limitation the right to vote or consent with respect to such stock or other securities.

6.                                      Fiscal Year.  The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors, and may thereafter be changed from time to time by action of the Board of Directors.  Initially, the fiscal year shall begin on January 1 and end on December 31.

ARTICLE VII

STOCK

1.                                      Certificates for Stock; Uncertificated Shares.  The shares of the stock of the Corporation may be, but need not be, represented by certificates.  The names and addresses of the persons to whom shares of stock of the Corporation have been issued shall be entered on the stock transfer books of the Corporation, together with the number of shares and the date of issue, and in the case of cancellation, the date of cancellation. When any shares of the capital stock of the Corporation are represented by certificates, such certificates shall be consecutively numbered, shall state the number of shares represented thereby, and shall otherwise be in such form as shall be determined by the Board of Directors, subject to such requirements as are imposed by the Nevada General Corporation Law.  Each certificate shall be signed by two authorized officers. Unless the Board of Directors by resolution directs otherwise, the Chairman of the Board, the Chief Executive Officer, the President, a Vice President, the Chief Administrative Officer, the Corporate General

Counsel, the Treasurer, Secretary, Assistant Treasurer, or Assistant Secretary of the Corporation shall be authorized to sign stock certificates.  The signatures of such officers upon such certificate may be facsimiles if the certificate is manually signed by a transfer agent or registered by a registrar, other than the Corporation itself or one of its employees.  If any officer who has signed or whose facsimile signature has been placed upon a certificate has ceased for any reason to be such officer prior to issuance of the certificate, the certificate may be issued with the same effect as if that person were such officer at the date of issue.   Shares surrendered to the Corporation for transfer shall be cancelled.  If certificated shares are cancelled, no new certificate or uncertificated shares shall be issued in exchange for such shares until the original certificate has been cancelled; except that in the case of a lost, stolen, destroyed, or mutilated certificate, a new certificate or uncertificated share may be issued therefor upon such terms and indemnity to the Corporation as the Board of Directors may prescribe.

2.                                      Transfer of Stock.  Transfers of shares of stock of the Corporation shall be made only on the stock transfer books of the Corporation by the holder of record thereof or by his or her legal representative or attorney in fact, who shall furnish proper evidence of authority to transfer to the Secretary, or a transfer clerk or a transfer agent, upon payment of all taxes thereon, and, in the case of certificated shares of stock, upon surrender of the certificate or certificates for such shares properly endorsed; or, in the case of uncertificated shares, upon compliance with appropriate procedures for transferring shares in uncertificated form.  The person in whose name shares of stock stand on the books of the Corporation shall be deemed the owner thereof for all purposes as regards the Corporation.

3.                                      Regulations.  The Board of Directors may make such rules and regulations as it may deem expedient, not inconsistent with these Bylaws, concerning the issue, transfer, and registration of certificates for stock of the Corporation and shares of stock in uncertificated form.  The Board of Directors may appoint, or authorize any officer or officers or any committee to appoint, one or more transfer clerks or one or more transfer agents and one or more registrars, and may require all certificates for stock to bear the signature or signatures of any of them.

4.                                      Lost Certificates.  The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost or destroyed, upon the making of an affidavit of the fact by the person claiming the certificate of stock to be lost or destroyed.  When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost or destroyed.

5.                                      Registered Stockholders.  The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Nevada.

ARTICLE VIII

DIVIDENDS

The Board of Directors may from time to time declare, and the Corporation may pay, dividends on its outstanding shares of stock in the manner and upon the terms and conditions provided in the Articles of Incorporation and the Nevada General Corporation Law.

ARTICLE IX

SEAL

A corporate seal shall not be requisite to the validity of any instrument executed by or on behalf of the Corporation.  Nevertheless, if in any instance a corporate seal is used, the same shall bear the full name of the Corporation and the year and state of incorporation, or words or figures of similar import.

ARTICLE X

INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Corporation shall indemnify its directors and officers to the maximum extent permitted by the Nevada General Corporation Law.  Indemnification shall be provided unless it is ultimately determined by a court of competent jurisdiction that (i) the indemnified party did not act in a manner he or she believed in good faith to be in, or not opposed to, the best interests of the Corporation and, (ii) with respect to any criminal action or proceeding, the indemnified party had no reasonable cause to believe his or her conduct was lawful.  Expenses shall be advanced to an indemnified party upon written confirmation that he or she has not acted in a manner that would preclude indemnification above and an undertaking to return any advances if it is ultimately determined by a court of competent jurisdiction that the party is not entitled to indemnification under the standard set forth herein.

ARTICLE XI

AMENDMENTS

These Bylaws may be repealed, altered or amended, or new bylaws may be adopted by the affirmative vote of a majority of the entire Board of Directors.  These Bylaws may also be repealed, altered, or amended, or new bylaws may be adopted by the affirmative vote of not less than two-thirds of the combined voting power of the then outstanding capital stock of the Corporation.